Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-234742 and 333-202592) and Form S-8 (Nos. 333-228876, 333-216839, 333-213683, 333-206729, 333-194056 and 333-263869) of Eagle Pharmaceuticals, Inc. of our report dated August 25, 2022 relating to the financial statements of Acacia Pharma Group Limited, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Cambridge, United Kingdom

August 25, 2022